Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mawson Infrastructure Group Inc. (the “Company”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned principal financial officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“SOX”), that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of SOX and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filling under the Securities Act of 1993, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Rule 13a-14(b) or 15d-14(b) of the Exchange Act and Section 906 of SOX has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 21, 2022

/s/ Hetal Majithia
Hetal Majithia,
Chief Financial Officer
(Principal Financial Officer)